EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			13-019

Date: October 21, 2013	Contact:	Terrence Jamerson
Director, Finance & Investor Relations

Helix Reports Third Quarter 2013 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $44.6 million, or $0.42 per diluted share, for the third quarter of 2013 compared to net income of $14.9 million, or $0.14 per diluted share, for the same period in 2012, and $27.2 million, or $0.26 per diluted share, in the second quarter of 2013. Net income from continuing operations totaled $72.3 million, or $0.68 per diluted share for the nine months ended September 30, 2013, as compared with net income of $29.7 million, or $0.28 per diluted share, for the nine months ended September 30, 2012. Including our discontinued operations, net income for the nine months ended September 30, 2013 was $73.4 million, or $0.69 per diluted share, compared with net income of $125.2 million, or $1.19 per diluted share, for the nine months ended September 30, 2012.

Third quarter 2013 results include a net pre-tax gain of $7.0 million ($0.04 per diluted share after-tax) associated with the following two items:

·	$15.6 million gain on the sale of the Express in July 2013

·	$8.6 million loss on the early extinguishment of debt associated with the redemption of our remaining $275 million of Senior Unsecured Notes in July 2013

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Third quarter results increased due to top line growth and profitability in both the Well Intervention and Robotics businesses. Well Intervention benefitted from the introduction of the Skandi Constructor into well intervention mode in September where she has performed well. Last month’s announcement of the Q7000 newbuild is indicative of our confidence in the growing market demand for well intervention services.”

* * * * *

Summary of Results

(in thousands, except per share amounts and percentages, unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2013	9/30/2012	6/30/2013	9/30/2013	9/30/2012
Revenues	$220,117	$217,110	$232,178	$649,724	$644,413

Gross Profit
Operating	$69,457	$68,551	$67,497	$191,121	$191,004
	32%	32%	29%	29%	30%
Contracting Services and ARO Impairments (1)	-	(10,632)	-	(1,600)	(32,164)
Total	$69,457	$57,919	$67,497	$189,521	$158,840

Net Income (Loss) Applicable to Common Shareholders
Income (Loss) from continuing operations	$44,549	$10,362	$27,240	$72,346	$29,661
Income (Loss) from discontinued operations	44	4,503	(29)	1,073	95,572
Total	$44,593	$14,865	$27,211	$73,419	$125,233

Diluted Earnings Per Share
Income from continuing operations	$0.42	$0.10	$0.26	$0.68	$0.28
Income from discontinued operations	$-	$0.04	$-	$0.01	$0.91
Total	$0.42	$0.14	$0.26	$0.69	$1.19

Adjusted EBITDA from continuing operations	$70,198	$62,895	$74,533	$186,762	$185,913
Adjusted EBITDAX from discontinued operations	-	64,539	-	31,754	301,688
Adjusted EBITDAX (2)	$70,198	$127,434	$74,533	$218,516	$487,601

Note: Footnotes appear at end of press release.

Segment Information, Operational and Financial Highlights
(in thousands, unaudited)

	Three Months Ended
	9/30/2013	9/30/2012	6/30/2013
Continuing Operations:
Revenues:
Contracting Services	$208,728	$221,491	$225,356
Production Facilities	24,366	20,024	24,174
Intercompany Eliminations	(12,977)	(24,405)	(17,352)
Total	$220,117	$217,110	$232,178

Income (Loss) from Operations:
Contracting Services	$49,212	$50,539	$48,685
Production Facilities	14,136	10,180	14,643
Gain (loss) on sale of assets	15,812	(12,933)	(1,085)
Contracting Services Impairments (1)	-	(10,632)	-
Corporate/Other	(16,522)	(16,977)	(14,207)
Intercompany Eliminations	21	39	(839)
Total	$62,659	$20,216	$47,197
Equity in Earnings of Equity Investments	$857	$1,392	$683

Discontinued Operations (Oil and Gas):
Revenues	$-	$119,124	$-
Income (Loss) from Operations	$(68)	$15,159	$(45)

Note: Footnotes appear at end of press release.

Contracting Services

o
Well Intervention revenues increased 15% in the third quarter of 2013 compared to the second quarter of 2013, primarily due to the Q4000 being 100% utilized during the third quarter versus 86% in the second quarter of 2013. On a combined basis, vessel utilization decreased to 84% in the third quarter of 2013 from 93% in the second quarter of 2013. The three vessels in the North Sea achieved 78% utilization in the third quarter compared to 95% in the second quarter of 2013. The decrease in utilization rate of the North Sea vessels reflects the downtime for the Skandi Constructor in order to complete the final modifications to the vessel and install the well intervention equipment onto the vessel.

o
Robotics revenues increased 2% in the third quarter of 2013 compared to the second quarter of 2013 primarily due to the REM Installer being placed into service in July 2013 on an accommodations project in the North Sea. The chartered vessel fleet utilization remained steady at 98% for the third quarter of 2013.

Other Expenses

o
Selling, general and administrative expenses were 10.3% of revenue in the third quarter of 2013, 8.3% of revenue in the second quarter of 2013 and 11.4% in the third quarter of 2012. The increased percentage of selling, general and administrative expenses in the third quarter of 2013 compared to the second quarter of 2013 is primarily attributable to a $2.1 million allowance for doubtful accounts charge that was recorded in the third quarter of 2013.

o
Net interest expense and other increased to $12.8 million in the third quarter of 2013 from $12.6 million in the second quarter of 2013. Net interest expense decreased to $6.6 million in the third quarter of 2013 compared to $11.3 million in the second quarter of 2013. The decrease in interest expense reflects the substantial reduction in our indebtedness, including the redemption of the remaining $275 million of 9.5% Senior Unsecured Notes outstanding in July 2013. Other expense includes the $8.6 million loss on early extinguishment of the Senior Unsecured Notes, partially offset by foreign exchange gains associated with the fluctuation in our non-U.S. dollar functional currencies, reflecting strengthening of the U.S. dollar.

Financial Condition and Liquidity

o
Our total liquidity at September 30, 2013 was approximately $1.1 billion, consisting of cash and cash equivalents of $480 million and $593 million available under our revolver. Consolidated net debt at September 30, 2013 increased to $88 million from $35 million at June 30, 2013. Net debt to book capitalization at September 30, 2013 was 6%. (Net debt to book capitalization is a non-GAAP measure. See reconciliation below.)

o
On July 22, 2013, we redeemed the remaining Senior Unsecured Notes outstanding. In the transaction we paid $282 million consisting of the $275 million principal amount, $6.5 million in premium and $0.5 million of accrued interest. Our third quarter 2013 results include an $8.6 million loss on the early extinguishment of this debt.

o
We incurred capital expenditures (including capitalized interest) totaling $176 million in the third quarter of 2013, compared to $59 million in the second quarter of 2013 and $157 million in the third quarter of 2012. The capital expenditures for the third quarter included $62 million and $72 million, related to the Q5000 and Q7000 newbuild projects, respectively.

Footnotes to “Summary of Results”:

(1)
Third quarter 2012 includes $4.6 million in asset impairments, of which $4.4 million related to former well intervention operations in Australia; and $6.0 million asset retirement obligation (ARO) increase related to our non-domestic oil and gas property located in the North Sea. Second quarter 2012 asset impairment charge of $14.6 million related to the sale of the Intrepid; $6.9 million ARO increase related to our non-domestic oil and gas property located in the North Sea.

(2)	Non-GAAP measure. See reconciliation below.

Footnotes to “Segment Information, Operational and Financial Highlights”:

(1)
Third quarter 2012 includes $4.6 million in asset impairments, of which $4.4 million related to former well intervention operations in Australia; and $6.0 million asset retirement obligation (ARO) increase related to our non-domestic oil and gas property located in the North Sea.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its third quarter 2013 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time on Tuesday, October 22, 2013, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-896-0105 for persons in the United States and +1-212-271-4657 for international participants. The passcode is "Tripodo". A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides key life of field services to the energy market. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDA from continuing operations, Adjusted EBITDAX, net debt and net debt to book capitalization. We calculate Adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes, depreciation and amortization. Adjusted EBITDAX is Adjusted EBITDA from continuing operations plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization, and exploration expenses. Net debt is calculated as the sum of financial debt less cash and cash equivalents on hand. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period. Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding future utilization; any projections of financial items; future operations expenditures; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including, but not limited to, the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices; and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
(in thousands, except per share data)	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenues	$220,117	$217,110	$649,724	$644,413
Cost of sales	150,660	159,191	460,203	485,573
Gross profit	69,457	57,919	189,521	158,840
Loss on commodity derivative contracts	-	-	(14,113)	-
Gain (loss) on sale of assets	15,812	(12,933)	14,727	(12,933)
Selling, general and administrative expenses	(22,610)	(24,770)	(65,041)	(68,754)
Income from operations	62,659	20,216	125,094	77,153
Equity in earnings of investments	857	1,392	2,150	7,547
Other income - oil and gas	1,681	-	5,781	-
Net interest expense and other	(12,791)	(9,176)	(42,236)	(54,066)
Income before income taxes	52,406	12,432	90,789	30,634
Income tax provision (benefit)	7,058	1,270	16,078	(1,405)
Income from continuing operations	45,348	11,162	74,711	32,039
Income from discontinued operations, net of tax	44	4,503	1,073	95,572
Net income, including noncontrolling interests	45,392	15,665	75,784	127,611
Less net income applicable to noncontrolling interests	(799)	(800)	(2,365)	(2,378)
Net income applicable to Helix	$44,593	$14,865	$73,419	$125,233

Weighted Avg. Common Shares Outstanding:
Basic	105,029	104,256	105,036	104,450
Diluted	105,136	104,729	105,152	104,897

Basic earnings per share of common stock:
Continuing operations	$0.42	$0.10	$0.68	$0.28
Discontinued operations	-	0.04	0.01	0.91
Net income per share of common stock	$0.42	$0.14	$0.69	$1.19

Diluted earnings per share of common stock:
Continuing operations	$0.42	$0.10	$0.68	$0.28
Discontinued operations	-	0.04	0.01	0.91
Net income per share of common stock	$0.42	$0.14	$0.69	$1.19

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Sep. 30, 2013	Dec. 31, 2012	(in thousands)	Sep. 30, 2013	Dec. 31, 2012
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and equivalents (1)	$480,181	$437,100	Accounts payable	$75,035	$92,398
Accounts receivable	178,211	186,073	Accrued liabilities	83,359	161,514
Other current assets	80,480	96,934	Income tax payable	18,946	-
C-A of discontinued operations	-	84,000	Current mat of L-T debt (1)	20,376	16,607
			C-L of discontinued operations	-	182,527
Total Current Assets	738,872	804,107	Total Current Liabilities	197,716	453,046

Property & Equipment	1,501,680	1,485,875	Long-term debt (1)	548,204	1,002,621
Equity investments	161,200	167,599	Deferred tax liabilities	260,649	359,237
Goodwill	62,815	62,935	Other non-current liabilities	18,274	5,025
Other assets, net	47,339	49,837	N-C liabilities of discontinued operations	-	147,237
N-C assets of discontinued operations	-	816,227	Shareholders' equity (1)	1,487,063	1,419,414
Total Assets	$2,511,906	$3,386,580	Total Liabilities & Equity	$2,511,906	$3,386,580

(1)	Net debt to book capitalization - 6% at September 30, 2013. Calculated as total debt less cash and equivalents ($88,399)
divided by sum of total net debt, convertible preferred stock and shareholders' equity ($1,575,462).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three and Nine Months Ended September 30, 2013

Earnings Release:

Reconciliation From Net Income from Continuing Operations to Adjusted EBITDAX:

	3Q13	3Q12	2Q13	2013	2012
	(in thousands)

Net income from continuing operations	$45,348	$11,162	$28,029	$74,711	$32,039
Adjustments:
Income tax provision (benefit)	7,058	1,270	8,577	16,078	(1,405)
Net interest expense and other	12,791	9,176	12,556	42,236	54,066
Depreciation and amortization	21,850	24,797	25,312	71,542	72,185
Asset impairment charges	-	4,594	-	-	19,184
EBITDA	87,047	50,999	74,474	204,567	176,069
Adjustments:
Noncontrolling interest	(1,037)	(1,037)	(1,026)	(3,078)	(3,089)
Loss on commodity derivative contracts	-	-	-	-	-
(Gain) loss on sale of assets	(15,812)	12,933	1,085	(14,727)	12,933
Adjusted EBITDA from continuing operations	70,198	62,895	74,533	186,762	185,913

Adjusted EBITDAX from discontinued operations (1) (2)	-	64,539	-	31,754	301,688
Adjusted EBITDAX	$70,198	$127,434	$74,533	$218,516	$487,601

(1) Amounts relate to ERT which was sold in February 2013.
(2) Reconciliation of Adjusted EBITDAX from discontinued operations:

	3Q13	3Q12	2Q13	2013	2012
	(in thousands)
Net income (loss) from discontinued operations	$44	$4,503	$(29)	$1,073	$95,572
Adjustments:
Income tax provision (benefit)	24	3,697	(16)	579	52,125
Net interest expense and other	-	6,959	-	2,732	21,209
Depreciation and amortization	-	38,697	-	1,226	126,269
Exploration expenses	-	623	-	3,514	2,469
EBITDAX	68	54,479	(45)	9,124	297,644
Adjustments:
Unrealized loss on commodity derivative contracts	-	10,060	-	-	2,330
(Gain) loss on sale of assets	(68)	-	45	22,630	1,714
Adjusted EBITDAX from discontinued operations	$-	$64,539	$-	$31,754	$301,688

We calculate adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes and depreciation and amortization. Adjusted EBITDAX is adjusted EBITDA plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization and exploration expenses. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. Adjusted EBITDA and EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended September 30, 2013

Earnings Release:

Reconciliation of significant items:

3Q13
(in thousands, except earnings per share data)

Nonrecurring items in continuing operations:
Gain on sale of the Express	$(15,586)
Loss on extinguishment of debt	8,572
Tax provision of the above	2,455
Nonrecurring items in continuing operations, net:	$(4,559)

Diluted shares	105,136
Net after income tax effect per share	$(0.04)